Exhibit 99.1

Momentive Performance Materials Inc. Announces
Proposed Amendment to Senior Credit Facility and
Offering of First-Lien Senior Secured Notes

ALBANY, N.Y., November 23, 2009  – Momentive Performance Materials Inc. (“Momentive” or the “Company”) announced today it is seeking to amend its senior secured credit facility and offer up to $500 million in aggregate principal amount of first-lien senior secured notes due 2017 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The proposed amendment would, among other things, permit the issuance of the notes and, with respect to participating lenders (“extending lenders”), permanently reduce their outstanding revolving loan commitments, extend the maturity of their remaining revolving loan commitments until 2014 and extend the maturity of their outstanding term loans until 2015.  The proceeds from the notes offering would be used to repay a portion of the outstanding term loans of extending lenders and for general corporate purposes.  The completion of each of the amendment and the notes offering will be conditioned upon, among other customary conditions, the completion of the other.

The notes will be senior secured first-lien obligations of the Company, subject to turnover provisions which mandate that any collateral proceeds will be paid to extending lenders prior to holders of the notes until the outstanding obligations to extending lenders are paid in full.  It is anticipated that the notes will otherwise rank equally with the Company’s existing and future senior secured first lien debt, including the Company’s senior secured credit facility, and will effectively rank senior to all of the Company’s other existing and future senior second-lien secured debt, subordinated debt and unsecured debt, including the Company’s outstanding senior secured second-lien notes, unsecured senior notes, and unsecured senior subordinated notes.  The notes will be guaranteed on a senior secured first-lien basis by each of the Company’s existing and future U.S. and foreign subsidiaries that is a borrower or guarantor under the Company’s senior secured credit facility.  The notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to persons outside the United States only pursuant to Regulation S under the Securities Act.

Cautionary Statement

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In addition, our management may from time to time make oral forward-looking statements.  All statements other than statements of historical facts are statements that could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions.  These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans.  Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our substantial leverage; limitations in operating our business contained in the documents governing our indebtedness, including the restrictive covenants contained therein; the possibility that we may be unable to complete the transactions described in this press release on the terms described or at all, or that we may complete the transactions on terms different than those described; and the recent global financial crisis and economic slowdown.  For a more detailed discussion of these and other risk factors, see our Quarterly Reports on Form 10-Q for the fiscal three-month periods ended March 29, 2009, June 28, 2009 and September 27, 2009 filed with the Securities and Exchange Commission.  All forward-looking statements are expressly qualified in their entirety by this cautionary notice.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets.  The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities.  Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P.  Additional information is available at www.momentive.com.

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Investor Contact

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com